Exhibit 99.1

Synthesis Energy Systems, Inc. Announces 270 Million Ton Pentland Resource Acquisition by Australian Future Energy

AFE Forms Great Northern Energy Pty Ltd to Manage Latest Queensland Acquisition

HOUSTON, April 18, 2017 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), a global leader in economic and sustainable high performance clean energy technology, today announced that Great Northern Energy Pty Ltd, a wholly owned subsidiary of Australian Future Energy Pty Ltd (AFE), has acquired a 270 million ton JORC compliant coal resource lease near Pentland, Queensland. The acquired mine development lease, MDL361, has existing rail access to Townsville, QLD. AFE is an Australian company owned 40% by SES which in 2016 acquired the well-established Callide coal mine operations and founded Batchfire Pty, Ltd (Batchfire) which now owns and operates the large Callide Mine. AFE is building its business in Australia based exclusively on the utilization of SES’s clean and efficient coal and renewable resource conversion technology for manufacturing high value products such as fertilizers, natural gas, power, and industrial fuel gas.

“AFE once again delivers another important component of its business plan. When  developed, this significantly sized Pentland resource acquisition of marketable coal additionally represents a significant amount of unmarketable coal from which AFE can manufacture low-cost urea and substitute natural gas, among other products,” said Robert W. Rigdon, Vice Chairman of SES and Deputy Chairman of AFE. “We believe that AFE is smartly connecting significant resources to its portfolio of project developments underway which are all intended to manufacture products such as fertilizers, power, and fuel gas in a very clean and low carbon manner while simultaneously delivering positive financial performance. We expect that the future benefits to SES from the AFE business will result from nearer-term financial results expected from ongoing operations such as Batchfire and from the potential scope of technology and equipment SES must provide into the AFE projects. We anticipate that AFE will continue to gain momentum and look forward to more news from AFE.”

“Australian Future Energy is an exciting regional clean energy platform for SES. We are pleased to be increasing our ownership and long range position in low-cost coal resources in Australia and to be aligned with such a knowledgeable and visionary Australian team,” added SES President and CEO DeLome Fair.

Under the terms of the definitive agreement for acquiring the mine development lease AFE has completed its first of two payments and is scheduled to complete the final payment within six months. The Pentland resource is located in the northern part of the Galilee Basin which contains large quantities of Permian thermal coal. The Pentland resource has been well proven through significant bore hole evaluation work completed initially by Shell Oil Company in the 1970s and several subsequent analyses since that time. The coal quality is that of a JORC compliant thermal coal. The JORC Code is the Australasian Code, overseen by the global Committee for Mineral Reserves International Reporting Standards (CRIRSCO), for reporting results, mineral resources and ore reserves. It is a professional code of practice that sets minimum standards and a mandatory system for public reporting of marketable minerals and other natural resources.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on generating clean, high-value energy from low-cost and low-grade coal, biomass and municipal solid waste through its proprietary technology for conversion of these resources into a clean synthesis gas (syngas) and methane. SES’s proprietary technology enables the production of clean, low-cost power, industrial fuel gas, chemicals, fertilizers, transportation fuels, and substitute natural gas, replacing expensive natural gas-based energy. SES’s technology can also produce high-purity hydrogen for cleaner transportation fuels. SES enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, waste coals, biomass, and municipal solid waste feedstocks. SES: Growth With Blue Skies. For more information, please visit: www.synthesisenergy.com.

About Australian Future Energy Pty Ltd

Australian Future Energy (AFE) is a privately owned Australian company, with primary shareholders Ambre Investments Pty Ltd and Synthesis Energy Systems, Inc. AFE develops business and project opportunities in Australia that would utilize SES’ technology for the purpose of manufacturing a wide array of clean energy and chemical products from unmarketable and waste coals generated in the coal mining process. Such utilization of unmarketable coals can be a benefit to coal mine operators through improving coal mine environmental performance and economics, and these unmarketable coals provide a reliable and low cost source of feedstocks for future AFE projects using SGT.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the ability of our project with Yima to produce earnings and pay dividends; our ability to develop and expand business of the TSEC joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; the ability of the ZZ Joint Venture to retire existing facilities and equipment and build another SGT facility; the ability of Batchfire and AFE management to successfully grow and develop their Australian assets and operations, including Callide and Pentland; the economic conditions of countries where we are operating; events or circumstances which result in an impairment of our assets; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our ability to successfully commercialize our technology at a larger scale and higher pressures; commodity prices, including in particular natural gas, crude oil, methanol and power, the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects, our ability to raise additional capital, if any, our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group
Investor Relations:
David Castaneda
Arsen Mugurdumov
414.351.9758
IR@synthesisenergy.com

Media Relations:
Susan Roush
805.624.7624
PR@synthesisenergy.com